Exhibit 10.11

FIRST LEASE AMENDMENT

This First Lease Amendment is made and entered into this 15th day of October, 1999 by and between Principal Life Insurance Company, an Iowa corporation (“Landlord”) and Service Partners, LLC. a Virginia limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Deed of Lease dated August 10, 1999 (the “Lease”) for approximately 11.325 rentable square feet located in a building located at 1029 Technology Park Drive. Glen Allen. VA 23059 (the “Premises”); and

WHEREAS, the parties to the Lease have mutually agreed to modify the terms and conditions of the Lease to adjust the square footage of the Premises, the Base Rent, the Tenant’s Proportionate Share. Security Deposit, the Building Standard Allowance and have agreed on the terms and conditions of such modifications to the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1.                                      Square Footage. The description of the square footage of the Premises contained in Section 2.3 of the Lease is hereby changed to read as follows:

The Premises contains approximately 11,265 rentable square feet which is comprised of 9,041 square feet of office area and 2,224 square feet of warehouse area.

2.                                      Commencement Date. The ‘‘Commencement Date” as described in Section 3.1. shall be November 1, 1999 and the “Expiration Date” shall be December 31, 2002.

3.                                      Base Rent. The “Base Rent,” as described in Section 4.1 of the Lease, shall be $305,844.75, for a Minimum annual Base Rent of $101,948.25 before adjustments.

4.                                      Monthly Rent. “Monthly Rent.” as described in Section 4.2 of the Lease, shall be $8,495.69.

5.                                      Tenant’s Proportionate Share. In accordance with Section 4.6 of the Lease, “Tenant’s Proportionate Share” on the date of the Lease shall be seven and one-half percent (7.5%).

6.                                      Security Deposit. The “Security Deposit,” as described in Section 4.10 of the Lease, shall be $8,495.69.

7.                                      Rent Abatement. The amount, as described in Section 2 of Exhibit E to the Lease, shall be the first $54,246.00 ($6.00 x 9,041 of office area).

8.                                      Other Terms and Provisions.

a.                                      Except as modified by this First Lease Amendment, all other terms, covenants and conditions of the Lease not specifically amended hereby shall remain in full force and effect.

b.                                      The Lease, as amended by this First Lease Amendment, contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. The Lease may be further amended only in writing signed by both Landlord and Tenant.

c.                                       In the event of an irreconcilable conflict between the terms of the Lease and the terms of this First Lease Amendment, the terms of this First Lease Amendment shall be controlling.

d.                                      If any provision of this First Lease Amendment is held to be invalid or unenforceable, the same shall not affect the validity or enforceability of the other provisions of this First Lease Amendment which shall continue in full force and effect, as if the invalid or unenforceable provision had been deleted.

e.                                       This First Lease Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this First Lease Amendment to be signed by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

LANDLORD:		TENANT:
PRINCIPAL LIFE INSURANCE COMPANY		Service Partners, LLC
an Iowa corporation		a Virginia limited liability company

By:	Principal Capital Management, LLC	By:	/s/ [ILLEGIBLE]
	a Delaware limited liability company,	Its	EVP
Its authorized signatory

By:	/s/ Michael D. Ripson
Michael D. Ripson
Director
Its:	C.R.E. Equities